Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO RECEIVABLES FINANCING AGREEMENT, dated as of May 31, 2023 (this “Amendment”), among TPVC FUNDING COMPANY LLC, as borrower (the “Borrower”), TRIPLEPOINT PRIVATE VENTURE CREDIT INC., in its individual capacity (“TPVC”) and as collateral manager (in such capacity, the “Collateral Manager”), COMPUTERSHARE TRUST COMPANY, N.A., as custodian (in such capacity, the “Custodian”), DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as facility agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DBNY, MUFG BANK, LTD. (“MUFG”), TIAA, FSB (“TIAA”) and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as committed lenders (in such capacity, each a “Lender” and collectively, the “Lenders”).

WHEREAS, the Borrower, TPVC, as equityholder, the Collateral Manager, Vervent Inc., as the backup collateral manager, Deutsche Bank Trust Company Americas, as the paying agent and as the collection account bank, the Custodian, the Facility Agent, DBNY and MUFG, as joint lead arrangers, and each Lender party thereto are party to the Receivables Financing Agreement, dated as of July 15, 2020 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Receivables Financing Agreement”);

WHEREAS, the Lenders and the Facility Agent hereby authorize and direct the Custodian to execute this Amendment; and

WHEREAS, the Borrower, the Collateral Manager, the Custodian, the Facility Agent and the Lenders have agreed to amend the Receivables Financing Agreement in accordance with Section 18.2 of the Receivables Financing Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Receivables Financing Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Receivables Financing Agreement. As of the date of this Amendment, the Receivables Financing Agreement is hereby amended as follows:

(a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Receivables Financing Agreement attached as Appendix A hereto; and

(b) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules attached as Appendix B hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent’s receipt of (i) legal opinion of each of Otterbourg P.C. and Miles & Stockbridge P.C., counsel for the Borrower, in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) a copy of the resolutions of the sole member of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(c) all fees (including reasonable and documented fees, disbursements and other charges of counsel) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent and to the Custodian that, as of the date first written above, (i) no Facility Termination Event, Unmatured Facility Termination Event, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of each of the Borrower and the Collateral Manager contained in the Receivables Financing Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Effect of Amendment; Ratification. Upon the effectiveness of this Amendment, each reference in the Receivables Financing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Financing Agreement as amended hereby. Except as expressly amended and waived hereby, the Receivables Financing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Custodian. The Lenders and the Facility Agent hereby authorize and direct the Custodian to execute and deliver this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TPVC FUNDING COMPANY LLC, as Borrower

By:	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

Signature Page to Third Amendment to RFA

TRIPLEPOINT PRIVATE VENTURE CREDIT INC., individually and as Collateral Manager

By:	/s/ Christopher M. Mathieu
	Name:	Christopher M. Mathieu
	Title:	Chief Financial Officer

Signature Page to Third Amendment to RFA

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Vice President

Signature Page to Third Amendment to RFA

DEUTSCHE BANK AG, NEW YORK BRANCH, as Committed Lender

By:	/s/ Amit Patel
	Name:	Amit Patel
	Title:	Managing Director

By:	/s/ Ho Min Kwak
	Name:	Ho Min Kwak
	Title:	Vice President

Signature Page to Third Amendment to RFA

MUFG BANK, LTD., as Committed Lender

By:	/s/ Michael Fishback
	Name:	Michael Fishback
	Title:	Director

Signature Page to Third Amendment to RFA

TIAA, FSB, as Committed Lender

By:	/s/ Ed McGugan
	Name:	Ed McGugan
	Title:	Managing Director

Signature Page to Third Amendment to RFA

KEYBANK NATIONAL ASSOCIATION, as Committed Lender

By:	/s/ Richard Andersen
	Name:	Richard Andersen
	Title:	Senior Vice President

Signature Page to Third Amendment to RFA

COMPUTERSHARE TRUST COMPANY, N.A., not in its individual capacity, but solely as Custodian

By:	/s/ Jillianna Brazeau
	Name:	Jillianna Brazeau
	Title:	Assistant Vice President

Signature Page to Third Amendment to RFA

Appendix A

(Receivables Financing Agreement Amendments)

EXECUTION VERSION

Conformed through ~~Omnibus~~Third Amendment dated ~~June 7~~May 31, ~~2022~~2023

RECEIVABLES FINANCING AGREEMENT

dated as of July 15, 2020

TPVC FUNDING COMPANY LLC,

as Borrower,

TRIPLEPOINT PRIVATE VENTURE CREDIT INC.,

individually and as Collateral Manager and as Equityholder,

THE LENDERS PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent,

DEUTSCHE BANK AG, NEW YORK BRANCH AND

MUFG ~~UNION~~ BANK, ~~N.A~~LTD.,

as Joint Lead Arrangers,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Paying Agent and as Collection Account Bank,

COMPUTERSHARE TRUST COMPANY, N.A.,

as Custodian,

and

VERVENT INC.,

as Backup Collateral Manager

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS		1

Section 1.1	Defined Terms.	1

Section 1.2	Other Definitional Provisions.	56

ARTICLE II THE FACILITY, ADVANCE PROCEDURES AND NOTES		~~57~~58

Section 2.1	Advances and Approvals.	~~57~~58

Section 2.2	Funding of Advances.	58

Section 2.3	Notes.	59

Section 2.4	Repayment and Prepayments.	~~59~~60

Section 2.5	Calculation of Discount Factor.	~~60~~61

Section 2.6	Defaulting Lenders.	61

Section 2.7	Replacement of Lenders.	62

Section 2.8	Extension of Scheduled Facility Termination Date.	~~62~~63

Section 2.9	Increase of Facility Amount.	63

ARTICLE III YIELD, FEES, ETC.		64

Section 3.1	Yield.	64

Section 3.2	Yield and Commitment Fee Payment Dates.	64

Section 3.3	Yield Calculation.	64

Section 3.4	Computation of Yield.	~~64~~65

ARTICLE IV PAYMENTS; TAXES		65

Section 4.1	Making of Payments.	65

Section 4.2	Due Date Extension.	65

Section 4.3	Taxes.	65

i

Section 10.11	Indebtedness; Guarantees.	111

Section 10.12	Limitation on Acquisitions.	112

Section 10.13	Documents.	112

Section 10.14	Preservation of Existence.	112

Section 10.15	Keeping of Records and Books of Account.	112

Section 10.16	Accounting Treatment.	112

Section 10.17	Limitation on Investments.	~~112~~113

Section 10.18	Distributions.	113

Section 10.19	Performance of Borrower Assigned Agreements.	113

Section 10.20	Notice of Material Adverse Claim.	113

Section 10.21	Delivery of Original Promissory Notes.	114

Section 10.22	Further Assurances; Financing Statements.	114

Section 10.23	Risk Retention Requirements.	115

Section 10.24	Taxes.	~~116~~117

Section 10.25	ERISA.	~~116~~117

Section 10.26	Policies and Procedures for Sanctions.	117

Section 10.27	Compliance with Sanctions.	117

Section 10.28	Compliance with Anti-Money Laundering.	117

Section 10.29	Ineligible Collateral.	~~117~~118

ARTICLE XI THE BACKUP COLLATERAL MANAGER		~~117~~118

Section 11.1	Limitation on Liability of Backup Collateral Manager.	~~117~~118

Section 11.2	Covenants and Representations and Warranties of the Backup Collateral Manager.	~~120~~121

ARTICLE XII THE CUSTODIAN		~~120~~121

Section 12.1	Delivery of Contract Files; Custodian to Act as Agent.	~~120~~121

Section 12.2	Contract File Certification.	~~122~~123

Section 12.3	Obligations of the Custodian.	124

v

Section 12.4	Release of Contract Files.	126

Section 12.5	Removal or Resignation of the Custodian.	128

Section 12.6	Examination of Contract Files.	129

Section 12.7	Insurance of the Custodian.	~~129~~130

Section 12.8	Representations and Warranties.	~~129~~130

Section 12.9	Statements.	130

Section 12.10	No Adverse Interest of the Custodian.	~~130~~131

Section 12.11	Lost Note Affidavit.	~~130~~131

Section 12.12	Reliance of the Custodian.	~~130~~131

Section 12.13	Term of Custody.	131

Section 12.14	Tax Reports.	~~131~~132

Section 12.15	Transmission of Contract Files.	~~131~~132

Section 12.16	Further Rights of the Custodian.	~~131~~132

Section 12.17	Custodian Compensation.	~~134~~135

Section 12.18	Compliance with Applicable Banking Law.	~~134~~135

Section 12.19	Merger or Consolidation.	~~134~~135

Section 12.20	Electronic Methods.	135

Section 12.21	Resignation of U.S. Bank National Association, as Custodian; Appointment of Successor Custodian.	135

Section 12.22	Resignation of Deutsche Bank Trust Company Americas, as Custodian; Appointment of Successor Custodian.	136

ARTICLE XIII GRANT OF SECURITY INTEREST		137

Section 13.1	Borrower’s Grant of Security Interest.	137

Section 13.2	Borrower Remains Liable.	~~138~~139

Section 13.3	Release of Collateral.	139

Section 13.4	Certain Remedies.	139

Section 13.5	Limitation on Duty of Facility Agent in Respect of Collateral.	~~140~~141

ARTICLE XIV FACILITY TERMINATION EVENTS		~~141~~142

Section 14.1	Facility Termination Events.	~~141~~142

Section 14.2	Effect of Facility Termination Event.	~~144~~145

Section 14.3	Rights Upon Facility Termination Event.	145

ARTICLE XV THE AGENTS		~~145~~146

Section 15.1	Appointment.	~~145~~146

Section 15.2	Delegation of Duties.	146

Section 15.3	Exculpatory Provisions.	~~146~~147

Section 15.4	Reliance by Note Agents.	~~146~~147

Section 15.5	Notices.	~~147~~148

Section 15.6	Non-Reliance on Note Agents.	~~147~~148

Section 15.7	Indemnification.	~~148~~149

Section 15.8	Successor Agent.	~~148~~149

Section 15.9	Note Agents in their Individual Capacity.	149

Section 15.10	Compliance with Applicable Banking Law.	~~149~~150

Section 15.11	The Paying Agent.	~~149~~150

ARTICLE XVI	ASSIGNMENTS	153

Section 16.1	Restrictions on Assignments.	153

Section 16.2	Documentation.	153

Section 16.3	Rights of Assignee.	~~153~~154

Section 16.4	Notice of Assignment by Lenders.	~~153~~154

Section 16.5	Registration; Registration of Transfer and Exchange.	154

Section 16.6	Mutilated, Destroyed, Lost and Stolen Notes.	155

Section 16.7	Persons Deemed Owners.	~~155~~156

Section 16.8	Cancellation.	~~155~~156

Section 16.9	Participations; Pledge.	156

Section 16.10	Reallocation of Advances.	~~156~~157

ARTICLE XVII INDEMNIFICATION		157

Section 17.1	Borrower Indemnity.	157

Section 17.2	Collateral Manager Indemnity.	159

Section 17.3	Contribution.	160

ARTICLE XVIII MISCELLANEOUS		160

Section 18.1	No Waiver; Remedies.	160

Section 18.2	Amendments, Waivers.	~~160~~161

Section 18.3	Notices, Etc.	~~161~~162

Section 18.4	Costs, Expenses and Taxes.	162

Section 18.5	Binding Effect; Survival.	~~162~~163

Section 18.6	Captions and Cross References.	~~162~~163

Section 18.7	Severability.	163

Section 18.8	GOVERNING LAW.	163

Section 18.9	Counterparts; Electronic Signatures.	163

Section 18.10	WAIVER OF JURY TRIAL.	~~163~~164

Section 18.11	No Proceedings.	~~163~~164

Section 18.12	Limited Recourse to the Lenders.	~~164~~165

Section 18.13	ENTIRE AGREEMENT.	165

Section 18.14	Confidentiality.	165

Section 18.15	Replacement of Lenders.	~~165~~166

Section 18.16	No Advisory or Fiduciary Responsibility.	166

Section 18.17	Consent to Jurisdiction.	167

Section 18.18	Option to Acquire Rating.	167

Section 18.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	167

Section 18.20	Acknowledgement Regarding Any Supported QFCs.	168

RECEIVABLES FINANCING AGREEMENT

THIS RECEIVABLES FINANCING AGREEMENT (this “Agreement”) is made and entered into as of July 15, 2020, among TPVC FUNDING COMPANY LLC, a Maryland limited liability company (the “Borrower”), TRIPLEPOINT PRIVATE VENTURE CREDIT INC., a Maryland corporation, in its individual capacity (“TPVC”) and as collateral manager (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Manager”) and as sole equityholder of the Borrower (the “Equityholder”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, VERVENT INC., as Backup Collateral Manager (as hereinafter defined), DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent (in such capacity, the “Paying Agent”) and as Collection Account Bank (as hereinafter defined), COMPUTERSHARE TRUST COMPANY, N.A. (“Computershare”), not in its individual capacity, but solely as Custodian (as hereinafter defined), DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”) and DEUTSCHE BANK AG, NEW YORK BRANCH and MUFG ~~UNION~~ BANK, ~~N~~LTD.~~A.~~, as Joint Lead Arrangers (each such party, in such capacity, the “Joint Lead Arrangers”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Collateral Manager, the Backup Collateral Manager and the Custodian to perform certain collateral management functions related to the Transferred Contracts (as defined herein) and the Borrower Collateral (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Collateral Manager, the Backup Collateral Manager and the Custodian each desire to perform certain functions related to the Transferred Contracts and the Borrower Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“AIFM” has the meaning given to the term under the AIFMD and/or UK AIFM Regulations as relevant.

“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.

“Agreement” has the meaning set forth in the Preamble.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;

(b) ½ of one percent above the Federal Funds Rate; and (c) 0.50%.

“Alternative Rate” for any Advance means a rate per annum equal to ~~the sum of (i)~~ the greater of (a) Term SOFR and (b) 0.50% ~~and (ii) the Term SOFR Adjustment~~ for such Advance or portion thereof; provided, however, that in the case of:

(a) any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Alternative Rate set forth above (and such Committed Lender shall not have subsequently notified such Agent that such circumstances no longer exist), or

(b) any period in the event Term SOFR is not reasonably available to any Lender for such period,

the “Alternative Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such fixed period.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Collections necessary to settle Eligible Contract Payments), and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period immediately prior to such Distribution Date, plus (b) any investment income earned on amounts on deposit in the Collection Account and the Lockbox Accounts with respect to the Accrual Period immediately prior to such Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account since the last day of the related Collection Period, plus (d) any amounts (including investment income) on deposit in the Warrant Reserve Account that are designated as Amount Available by the Collateral Manager in accordance with Section 8.8.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.26. “Anti-Money Laundering Laws” has the meaning set forth in Section 9.25.

“Applicable Banking Law” means, for any Person, all existing and future laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Conversion Rate” means, (x) for an actual currency exchange, the GBP-Dollar spot rate or the Euro-Dollar spot rate, as applicable, obtained by the Collateral Manager through customary banking channels, including the Facility Agent’s own banking facilities or (y) for all other purposes, the GBP-Dollar spot rate or the Euro-Dollar spot rate, as applicable, that appeared in the Wall Street Journal for GBP or Euro at the end of the immediately preceding Business Day.

“Applicable Exchange Rate” means with respect to any Contract denominated and payable in Euros or GBPs on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Collateral Manager) to acquire such currency on the related cut-off date and (b) the Applicable Conversion Rate for such currency.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the Scheduled Facility Termination Date and the Maturity Date, ~~3.00~~3.25% per annum, (ii) after the Scheduled Facility Termination Date but prior to the Maturity Date, ~~4.00~~4.25% per annum and (iii) on and after the occurrence of a Facility Termination Event, ~~7.00~~7.25% per annum for all Advances (or any portion thereof) which shall be funded at the Alternate Base Rate.

“APR” of a Contract means, in the case of a Loan, the interest rate or annual rate of finance charges used to determine periodic payments with respect to the related Contract Payment or, in the case of a Lease, the Imputed Lease Rate.

“Article 7 Transparency and Reporting Requirements” means the information, documentation, reporting and notification requirements set out in or developed pursuant to Article 7(1) of the EU Securitization Regulation, together with any relevant technical standards and regulations adopted by the European Commission in relation thereto, and in each case, any relevant guidance published in relation thereto as may be effective from time to time.

“Asset Coverage Ratio” means the ratio, determined on a consolidated basis based on the quarterly financial statements and/or annual financial statements, as applicable, of TPVC, without duplication, of (a) the fair market value of the total assets of TPVC and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to TPVC, to be determined by the Board of Directors of TPVC and reviewed by its auditors on a quarterly basis, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of TPVC and its consolidated Subsidiaries, to (b) the aggregate amount of Indebtedness of TPVC and its consolidated Subsidiaries, in each case as determined pursuant to the Investment Company Act, and any orders of the Securities and Exchange Commission issued to or with respect to TPVC thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the indebtedness of any SBIC Subsidiary; provided that unfunded commitments of TPVC and/or Borrower shall not be considered Indebtedness for purposes of this definition.

“Asset Approval Notice” means an electronic notice from the Facility Agent to Borrower and each Lender containing the information from Exhibit C-3 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Contracts.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-2 or (ii) notifies the Facility Agent that the information required by Exhibit C-2 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Contracts.

“Backup Collateral Manager” means Vervent Inc. solely in its capacity as Backup Collateral Manager, together with its successors and permitted assigns in such capacity which, so long as no Unmatured Collateral Manager Default, Collateral Manager Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, are reasonably acceptable to TPVC.

“Backup Collateral Manager Fee” means, for any Distribution Date, the amount payable to the Backup Collateral Manager as its regular fee on such Distribution Date pursuant to the Backup Collateral Manager Fee Letter.

“Backup Collateral Manager Fee Letter” means (a) that certain schedule of fees of Vervent Inc., as Backup Collateral Manager, acknowledged by the Collateral Manager and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties

“Effective Advance Rate” means, as of any date of determination, (a) the aggregate principal amount of all Advances outstanding on such date divided by (b) the sum of (i) the Aggregate Contracts Balance (net of all Discount Factors) on such date plus (ii) the amount of Principal Collections on deposit in the Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date minus (iv) the Excess Concentration Amount.

“Effective Date” has the meaning set forth in Section 6.1. “Electronic Methods” has the meaning set forth in Section 12.20.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 (or, if Deutsche Bank Trust Company Americas, A-2) by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Collateral Manager. DBNY, Deutsche Bank Trust Company Americas, State Street Bank and Trust Company and MUFG ~~Union~~ Bank, ~~N.A~~Ltd. are deemed to be an acceptable depository institution to the Facility Agent.

“Eligible Contract” at any time of determination means a Transferred Contract under which all Scheduled Contract Payments are then Eligible Contract Payments.

“Eligible Contract Payment” means, as of any date, a Contract Payment that satisfies the following conditions, unless otherwise added with the consent of the Borrower or, waived by the Facility Agent and the Majority Lenders in their respective sole discretion in the related Asset Approval Notice (except for (i) clauses (a), (f), (h), (v), (ee), (zz), (bbb), (ddd) and (eee), which may be waived by the Facility Agent in its sole discretion and (ii) clauses (b), (d)(i), (d)(ii), (g), (i), (j), (k), (l), (m), (n), (q), (w), (x), (aa), (ff), (gg), (mm), (nn), (ggg), (fff) and (lll), which may be waived by the Facility Agent and the Lenders in their respective sole discretion):

(a) which is a Scheduled Contract Payment only denominated and payable in an Eligible Currency;

(b) which arises under a Contract which is (or if an Agented Contract, the Equityholder’s (and, as assignee, the Borrower’s) undivided interest therein is) both legally and beneficially owned by the Borrower free and clear of all Adverse Claims and is not subject to dispute, any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Contract therefor or otherwise and which consists of a first lien on the related Contract Collateral (subject to Permitted Liens), except as otherwise permitted in clause (ww) below;

(c) which arises under a Contract which was originated or acquired (or if an Agented Contract, entered into by syndication) by TPVC and sold to the Borrower under the Sale Agreement and which represents a bona fide indebtedness of the Obligor;

(aa) which arises under a Contract whose Obligor is not in a Prohibited Industry;

(bb) which, if arising under (i) a TPC Venture Stage Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than forty-eight (48) months or (ii) a TPC Growth Stage Contract in which any Scheduled Contract Payment for such Contract does not include a component allocable to the repayment of principal of such Contract, such Contract does not permit such “interest only” Scheduled Contract Payments for more than sixty (60) months;

(cc) which, if arising under a TPC Venture Stage Contract which is a revolving loan facility which is not secured by, and under which advances outstanding do not exceed a formula based on, inventory or eligible receivables, has an initial term of no more than twenty-four (24) months;

(dd) (i) the inclusion of the Contract Payment as an Eligible Contract Payment will not cause the weighted average APR (with respect to the required current cash pay interest thereon) of the Contracts related to Eligible Contract Payments to be less than 8.5% and (ii) the inclusion of the Contract Payment as an Eligible Contract Payment will not cause the weighted average APR (with respect to the required current cash pay interest thereon) of the Contracts related to Eligible Contract Payments minus the Cost of Funds Rate for the related Accrual Period to be less than ~~8.5~~6.0%;

(ee) with respect to which any related Contract Collateral or other Related Security is required to be insured by the applicable Obligor, consistent with the Credit and Collection Policy;

(ff) which arises under a Contract which does not by its terms permit any Contract Payment to be converted into or exchanged for equity capital of the related Obligor;

(gg) for which all information on the Schedule of Contracts attached to the Advance Request delivered to the Paying Agent and the Facility Agent with respect to such Contract Payment and the related Contract is true and correct;

(hh) which, if arising under a Lease and if the Contract Collateral leased or financed under such Lease is of the type for which title is represented by a certificate of title (A) such Lease is not a True Lease, or (B) the Borrower has been named as the owner of such Contract Collateral on the certificate of title representing title to such Contract Collateral;

(ii) which, if arising under a Lease and if all or substantially all of the Contract Collateral leased or financed by the Obligor thereunder is software, neither the lessor nor the lessee under such Lease (i) own such software, or (ii) have been granted an exclusive license to use such software;

“Eligible Currency” means Dollars, GBPs and Euros.

“Eligible Jurisdiction” means the U.S., the United Kingdom, Israel, Germany, Switzerland, Singapore, the Cayman Islands, Cyprus, Canada, France, Hong Kong, Mauritius, the Netherlands, Australia, China, India, Luxembourg and Spain, or any other country approved by the Facility Agent in its sole discretion.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Official Bodies, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” means TriplePoint Private Venture Credit Inc., a Maryland corporation.

“Equityholder Originated Contracts” means a Contract that the Equityholder itself or through related entities, directly or indirectly, was involved in the original agreement which created such Contract.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“Errors” has the meaning set forth in Section 11.1(g).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Risk Retention Requirement” means the risk retention requirement under Article 6(1) of the EU Securitization Regulation.

“EU Securitization Regulation” means Regulation (EU) 2017/2402 (as amended by Regulation (EU) 2021/557) and, except as otherwise stated, means such Regulation as further amended from time to time.

“EU Securitization Rules” means (a) the EU Securitization Regulation; (b) any supplementary regulatory technical standards, implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any official guidance published in relation thereto by the European Supervisory Authorities~~, together with~~; and (c) any implementing laws or regulations ~~in force on the date hereof; and (c) each amendment or modification thereto approved by the parties hereto for purposes of this definition, each to the extent legally binding in the Member State of a Lender and in each case as determined or imposed by any regulatory body having supervisory authority over any Lender~~(all, except as otherwise stated, as amended from time).

“European Supervisory Authorities” means, together, the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and Markets Authority (including any predecessor, successor or replacement organization thereto).

(r) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 6 Contracts with Eligible Contract Payments over 50% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts that are TPC Venture Stage Contracts with Eligible Contract Payments that are Product 6 Contracts may be up to 25% of the Aggregate Contracts Balance of all Transferred Contracts;

(s) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Product 4 Contracts, Product 5 Contracts and Product 6 Contracts with Eligible Contract Payments over 70% of the Aggregate Contracts Balance of all Transferred Contracts; provided that the Aggregate Outstanding Principal Balance of all Contracts with Eligible Contract Payments that are Product 4 Contracts may be up to 40% of the Aggregate Contracts Balance of all Transferred Contracts; provided, further, that so long as each Product 4 Contract (i) has an attaching Debt-to-Enterprise Value Ratio of less than 2.5% and (ii) where the outstanding term loan (inclusive of any revolving facilities senior to TPC’s tranche) comprises less than 25% in the aggregate of TPC’s tranche in such loan, such Product 4 Contract will not be included in the calculation of the proceeding proviso within this clause (s); ~~and~~

(t) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are denominated in an Eligible Currency other than Dollars over 25% of the Aggregate Contracts Balance of all Transferred Contracts; and

(u) the excess, if any, of the Aggregate Outstanding Principal Balance of all Contracts that are Fixed Rate Contracts over 20% of the Aggregate Contracts Balance of all Transferred Contracts.

“Excluded Amounts” means any amounts relating to diligence, legal, facility, tax, filing, insurance, maintenance and ancillary products and services.

“Excluded Deferrable Contract” means a Deferrable Contract that (a) has a required cash pay interest component that is greater than 50% of the total interest rate of such Contract and (b) has a required cash pay interest component equal to or greater than 9.00%.

“Excluded Taxes” has the meaning set forth in Section 4.3(e).

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or TPVC, the Chief Executive Officer, President, the Chief Operating Officer or the Chief Financial Officer of such Person, and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Extending Lender Group” has the meaning set forth in Section 2.8(a).

“Extension Request” has the meaning set forth in Section 2.8(a).

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the Facility Termination Date, $250,000,000 as such amount may be reduced pursuant to Section 2.4 or increased pursuant to Section 2.9 and (b) thereafter, the Advances outstanding.

“Facility Termination Date” means the earliest to occur of (i) the Scheduled Facility Termination Date, and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 14.2.

“Facility Termination Event” means any of the events described in Section 14.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means each letter agreement among a Lender, the Borrower and TPVC described in Section 8.6.

“Fees” means the Prepayment Fee and those certain other fees payable by the Borrower under the Transaction Documents in accordance with the provisions set forth in Section 8.6.

“Finance Lease” means a Lease whereby TPVC is deemed to have made a loan to the Obligor, which loan is secured by the Obligor’s ownership interest in the related Contract Collateral, and the lease or installment payments thereon represent repayment on such Loan.

“Finance Vehicles” means (i) any recourse financing facility approved by the Facility Agent in its sole discretion, and (ii) any refinancing or replacement facility of any of the foregoing from time to time approved by the Facility Agent in its sole discretion.

“Fitch” means Fitch, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Contract” means any Contract that bears a fixed rate of interest.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or Yield on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or Yield owing to such Lender, (d) reduce the rate at payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY or, if DBNY declines to enter into such Hedge Transaction, MUFG ~~Union~~ Bank, ~~N.A~~Ltd. and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent (which approval shall not be unreasonably withheld, delayed or conditioned), and (y) has a long-term unsecured debt rating of not less than “A” by Standard & Poor’s, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by Standard & Poor’s, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, Standard & Poor’s or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Imputed Lease Rate” means, with respect to any Lease, the financing rate used by TPVC to determine periodic payments with respect to the related Contract Payment; which financing rates will be consistent with TPVC’s calculation of such financing rates for purposes of the preparation of its audited financial statements.

“Increased Costs” means collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V, of this Agreement.

“Increased Facility Amount” has the meaning set forth in Section 2.9.

Custodian with direct responsibility for the administration of the Contract Files, or to whom any Contract File custodial matter is referred because of his or her knowledge of or familiarity with a particular subject, (c) the Facility Agent, the president, any vice president or assistant vice president of the Facility Agent, or any other officer or employee having similar functions or (d) any other Person, the President, any Vice-President or Assistant Vice-President or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.23(b).

“Retained Economic Interest” has the meaning set forth in Section 10.23(a).

“Retained Interest” means, with respect to each Transferred Contract, the following rights and obligations in such Transferred Contract and under the related documents, which are being retained by TPVC or the Equityholder (in the case of the rights and obligations described in clauses (a) and (b)(iii)) or which are held by parties other than the Borrower): (a) with respect to any Transferred Contract with an unfunded commitment on the part of the lender that does not provide by its terms that funding thereunder is in the lender’s sole and absolute discretion, all of the obligations, if any, to provide additional funding with respect to such Transferred Contract and (b) with respect to any Transferred Contract arising under an Agented Contract, (i) all of the rights and obligations, if any, of the agent under the documentation evidencing such Transferred Contract, (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Transferred Contract that relate to such portion(s) of the indebtedness that is owned by another lender and/or lessor, (iii) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (a) of this definition, (iv) any agency or any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (b) of this definition and (v) any origination or underwriting fee paid to TPVC or the Equityholder in connection with the origination or acquisition of such Transferred Contract.

“Retained Warrant Proceeds” means the net proceeds (including, without limitation, net of any taxes paid or payable as a result of any sale or exercise of the related Warrant Asset) realized and received by the Borrower (or its agent) from the sale or exercise of any Warrant Asset or other Portfolio Investment and deposited into the Warrant Reserve Account as required by Section 8.8.

~~“Retention Holder Originated Contracts” means a Contract that the Equityholder itself or through related entities, directly or indirectly, was involved in the original agreement which created such Contract.~~

“Revaluation Event” means each occurrence of any of the following with respect to any Contract during the time such Contract is Borrower Collateral:

(a) any Contract for which the related Obligor has not closed its most recent round of equity financing or bridge financing within the prior rolling twelve (12) month period, unless (i) such Obligor has maintained a positive Net Income over the three preceding fiscal quarters or (ii) such Obligor has sufficient cash reserves on hand to small business investment company under the Small Business Investment Company Act of 1958, as amended.

“Schedule of Contracts” means the list or lists of Contracts attached to each Asset Approval Request and each Advance Request. Each such schedule shall identify the Contracts which are being transferred to the Borrower, shall set forth such information with respect to each such Contract as the Borrower or the Facility Agent may reasonably require, including all Obligor Information for such Contract, and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Advance Requests.

“Scheduled Contract Payment” means each periodic installment payable by an Obligor under a Contract for rent, principal, interest and/or unutilized/commitment fees (as applicable), excluding all supplemental or additional payments required by the terms of such Contract with respect to sales or other taxes, insurance, maintenance, ancillary products and services, late fees, penalties, default interest and other specific charges.

“Scheduled Facility Termination Date” means the earliest of (i) July 15, ~~2023~~2025 (unless a later date has been agreed to in writing by the Facility Agent and each Lender as requested by the Borrower in accordance with Section 2.8), (ii) the date on which the Interest Spread Test Termination Event occurs, (iii) an “Advanced Liquidity Event” occurs with respect to a listing of shares on a national securities exchange in connection with an initial public offering, unless TPC continues as the investment manager of the Equityholder after the effective date of any such initial public offering and (iv) a default under the constituent documents of the Equityholder.

“Second Omnibus Amendment Effective Date” means June 7, 2022.

“Section 4.3 Certificate” has the meaning set forth in Section 4.3(e)(ii).

“Secured Parties” means, collectively, each Lender, the Facility Agent, the Backup Collateral Manager, the Custodian, the Paying Agent, the Collection Account Bank, each other Affected Person and Indemnified Party and Hedge Counterparty and their respective successors and assigns.

“Security Deposit Collection Account” means the account designated as the Security Deposit Collection Account in, and which is established and maintained pursuant to, Section 8.1(a).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or successor administrator of the secured overnight financing rate).

“SR Lender” means each Lender that is subject to the EU Securitization Rules.

“Standard & Poor’s” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

software or any soft costs financed, including, tenant improvements and custom equipment) subject to such Contract (the “Replaced Equipment”) and such schedule with new technological equipment (the “Substitute Equipment”), subject to the commercially reasonable discretion of the Facility Agent.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Accrual Period, as such rate is published by the Term SOFR Administrator; provided that if Term SOFR is less than 0.50%, Term SOFR shall be deemed to be 0.50% for purposes of this Agreement.

~~“Term SOFR Adjustment” has the meaning set forth in the Fee Letter.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“TPC” means TriplePoint Capital LLC, a Delaware limited liability company.

“TPC Growth Stage Contract” means any Contract made to a company that (1) for a Contract which permits “interest only” Scheduled Contract Payments for more than 48 months but less than 60 months, (w) generated greater than $25,000,000 annualized gross revenue as of the most recent calendar quarter, (x) has a valuation equal to at least $125,000,000, (y) has a Debt-to-Equity Ratio that does not exceed 35% and (z) has sufficient venture capital backing (as determined by the Collateral Manager) and (2) otherwise, (x) generated greater than $15,000,000 annualized gross revenue as of the most recent calendar quarter and (y) has sufficient venture capital backing (as determined by the Collateral Manager).

“TPC Venture Stage Contract” means any Contract made to a company that is typically (a)   developing one or more products and has received initial venture funding, (b) selling one or more products or providing one or more services to an initial customer base or an established customer base but does not yet qualify as a TPC Growth Stage Contract, in each case as determined by the Collateral Manager.

“TPVC” has the meaning set forth in the Preamble.

“Transaction Documents” means this Agreement, the Notes, the Pledge Agreement, the Lockbox Agreement, the Account Agreement, the Sale Agreement, each Fee Letter, each Hedging Agreement, the Administrative Agreement, any Joinder Agreement, the Backup Collateral Manager Fee Letter, the Custodian Fee Letter, the Paying Agent Fee Letter and the other documents to be executed and delivered in connection with this Agreement, specifically exceed the Borrowing Base on such day, and (iv) the Backup Collateral Manager shall not have been appointed as successor Collateral Manager;

(b) Advance Request, etc. The Facility Agent and Paying Agent shall have received the Advance Request for such Advance in accordance with Section 2.2, together with all items required to be delivered in connection therewith (including without limitation the approval of all Eligible Contract Payments by the Facility Agent);

(c) Facility Termination Date. The Facility Termination Date shall not have occurred;

(d) Custodial Receipt. The Facility Agent shall have received a duly completed and executed Certification from the Custodian;

(e) Borrowing Base Confirmation. The Facility Agent and the Paying Agent shall have received an Officer’s Certificate (which may be included as part of the Advance Request and includes a Borrowing Base Certificate in the form of Exhibit M) computed as of the date of such requested Advance and after giving effect thereto and to the purchase by the Borrower of the Contracts to be purchased by it under the Sale Agreement on such date, demonstrating that the aggregate principal amount of all Advances shall not exceed the Borrowing Base, calculated as of the Advance Date as if the Contracts purchased by the Borrower on such Advance Date were owned by the Borrower and that the Minimum Equity Condition is satisfied;

(f) Hedging Agreements. Beginning on the date on which the weighted average APR (with respect to the required current cash pay interest thereon) of the Contracts related to Eligible Contract Payments minus the Cost of Funds Rate for such Accrual Period is less than 2.00%, the Facility Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(g) Minimum Equity Condition. After giving effect to such Advance the Minimum Equity Condition is satisfied;

(h) Facility Agent Approval. In connection with the acquisition of any Contract by the Borrower or the incremental pledge of any Contract owned by the Borrower, (1) the Borrower shall have received an Asset Approval Notice with respect to such Contract from the Facility Agent and (2) the Borrower (or the Collateral Manager on its behalf) shall have given electronic notice back to the Facility Agent that it acknowledges and agrees to the terms set forth in the related Asset Approval Notice;

(i) Borrower’s Certification. The Borrower shall have delivered to the Facility Agent and the Paying Agent an Officer’s Certificate (which may be included as part of the Advance Request) dated the date of such requested Advance certifying that the conditions described in subsections 6.2(a) through 6.2(g) have been satisfied; and

Statements delivered in connection with Section 7.6 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and anuar.atiye-manzur@db.com, (iii) requests or notices delivered in accordance with Sections 2.2 or 2.4, to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and anuar.atiye-manzur@db.com and (iv) obligor reports delivered in connection with Section 7.4(n)(iv) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com; provided that any document delivered pursuant to this Section 10.21 shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Facility Agent.

Section 10.22 Further Assurances; Financing Statements.

(a) The Borrower agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable or that the Facility Agent may request to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Facility Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Borrower Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Facility Agent may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Borrower Collateral in the same manner specified in Section 13.1 or in any other manner as the Required Lenders may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Facility Agent, upon receipt of written direction from the Required Lenders, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Borrower Collateral.

(c) It shall furnish to the Facility Agent from time to time such statements and schedules further identifying and describing the Contract Collateral and such other reports in connection with the Borrower Collateral as the Required Lenders may reasonably request, all in reasonable detail.

Section 10.23 Risk Retention Requirements.

(a) On any date that any Obligations are outstanding and any Lender is subject to the EU Securitization Rules, the Equityholder represents and undertakes to ~~the Lenders~~each SR Lender that: (A) as an originator for the purposes of the EU Securitization Rules, it holds and will retain on an on-going basis, a material net economic interest in the transaction contemplated by this Agreement, which shall not be less than ~~5~~5.0% of the aggregate nominal value of all the Contracts (the “Retained Economic Interest”) measured at the time of origination (being the occasion of each acquisition of a Contract by the Borrower from the Equityholder); (B) the Retained Economic Interest takes the form of a first loss tranche in accordance with paragraph ~~1~~(d) of Article 6(3) of the EU Securitization Regulation, as represented by the Equityholder’s direct limited liability company interest in the Borrower (the “Equity Interests”); (C) it holds and will retain 100% of the Equity Interests and the Borrower shall have no other issued Equity Interests; (D) the aggregate capital contributions made by the Equityholder with respect to the Equity Interests shall represent at least 5.0% of the aggregate of the nominal value of all the Contracts measured at the time of origination as described in (A) above; (E) the Equityholder shall not, and it will procure that its Affiliates (including without limitation, the Borrower) do not~~,~~ (x) short, hedge~~,~~ or otherwise mitigate its credit risk arising from or associated with the Retained Economic Interest or the Contracts, or (y) sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with the Retained Economic Interest or the Contracts (except as permitted by the EU Securitization Rules and, with respect to the sale of any Contracts, as permitted by the Transaction Documents); and (F) all of the Contracts are, and will be, ~~Retention Holder~~Equityholder Originated Contracts.

(b) Each Distribution Date Statement shall contain a representation from the Equityholder that all of the ~~conditions~~obligations set forth in Section 10.23(a) are ~~true~~being complied with, and have at all times been ~~true~~complied with, up to and on each date of the related Collection Period. The Equityholder shall provide, at its own cost and expense, to the Facility Agent and/or any SR Lender ~~that is subject to the EU Securitization Rules~~: ~~(A)~~

(A) prompt written notice of any breach of the obligations set forth in clause (a) above;

(B) confirmation of the Equityholder’s compliance with its obligations under clause (a) above: (x) in the event of a material change in the transaction consummated by the Transaction Documents that materially impacts the performance of the Advances, or the risk characteristics of the Contracts and the Advances made with respect thereto; and (~~B~~y) upon the occurrence of any Facility Termination Event or Collateral Manager Default; and

(C) all information, documents, reports and notifications in such form and format that ~~any such entity requests~~the SR Lender(s) may require in connection with its obligations under EU Securitization Rules, ~~but only to the extent the same is not~~including without limitation, any information, documentation or reports that the SR Lender requires for the purposes of Article 5(1)(e) of the EU Securitization Regulation, in such form, in such manner and at such times as prescribed by the Article 7 Transparency and Reporting Requirements; provided that the Equityholder shall only be required to provide notification of any significant event of the type specified by Article 7(1)(g) of the EU Securitization Regulation to the extent that a notification or report in respect of the relevant event has not otherwise been provided by any person pursuant to any other provision of any Transaction Document; provided further that the Equityholder shall not be required to provide any information, documents, reports or notifications that is/are subject to laws governing the protection of confidentiality of information and the processing of personal data (all such information, documents, reports and notifications being collectively referred to as “Restricted Information”), unless, if it is Restricted Information that cannot be anonymized or aggregated, and there is no existing confidentiality agreement permitting the disclosure of Restricted Information to the SR Lender(s), the Facility Agent and/or ~~any such~~the SR Lender(s) enters into a confidentiality agreement reasonably acceptable to the Equityholder~~. The Equityholder will additionally confirm its compliance with its obligations under clause (a) above: (A) in the event of a material change in the transaction consummated by the Transaction Documents that materially impacts the performance of the Advances or the risk characteristics of the Advances~~ with respect to such Restricted Information, so that it can be furnished to the Facility Agent and the ~~Contracts; and~~ SR Lender(~~B~~s) ~~upon the occurrence of any Facility Termination Event or Collateral Manager Default~~.

(c) The Equityholder represents that: (A) it was not established for, and does not operate for, the sole purpose of securitizing exposures; (B~~) it has a business strategy broader than securitizing the Contracts, and it has and reasonably expects to continue to invest in and hold assets, securities and other investments, excluding the Equity Interests and its interests in the Contracts; (C~~) it has, and reasonably expects to continue to have, a strategy and the capacity to meet its ~~general~~ payment ~~and other~~ obligations ~~and absorb credit losses through resources other than~~consistent with a broader business model that involves material support from capital, assets, fees or other sources of income, by virtue of which it does not rely on (x) the Contracts or other assets securitized by it; or (y) the Retained Economic Interest ~~and the Contracts, including~~or any other interest retained or proposed to be retained by ~~way~~it for purposes of ~~drawing on its capital call commitment rights~~the EU Risk Retention Requirement, and in each case, any related corresponding income as its sole or predominate source of revenue; and (~~D~~C) it has, and shall continue to retain, ~~sufficient~~responsible decision makers with the ~~required~~necessary experience to enable the Equityholder to pursue its established business strategy, as well as ~~a~~an adequate corporate governance structure.

(d) The Equityholder represents and undertakes that the Contracts have been, and will continue to be, originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, renewing and financing the Contracts and effective systems are in place to apply those criteria and processes to ensure that the Contracts were granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

(e) Notwithstanding the foregoing, neither the Equityholder nor the Borrower makes any representation as to whether the Equityholder’s compliance with the representations and undertakings set forth in this Section 10.23 would render the transactions described in this Agreement compliant with EU Securitization Rules. Any Person accepting the benefits of this Section 10.23 shall be deemed to have agreed to the terms set forth in this paragraph.

Section 10.24 Taxes.

The Borrower will file on a timely basis all tax returns (including foreign, federal, state, local and otherwise) required to be filed and will pay all taxes due and payable by it and any

(vi) Each of the Borrower and the Collateral Manager agrees to take such actions as are reasonably requested by the Custodian or the Facility Agent to facilitate the delivery to the Custodian or the Facility Agent, as applicable, of all documents (including, without limitation, Contract Files) and other items required to be delivered to the Custodian or the Facility Agent, as applicable, in accordance with the terms of this Agreement. The Collateral Manager shall hold (in accordance with Section 9-313(c) of the UCC) all other documents comprising the Contract Files as agent of the Custodian.

Section 12.2 Contract File Certification.

(a) On or prior to each Advance Date, with respect to the Contract Files delivered on or prior to such Advance Date, and thereafter when additional Contract Files will be delivered to the Custodian from time to time, within three (3) Business Days (or ten (10) Business Days, if Contract Files with respect to more than twenty-five (25) Contracts are delivered to the Custodian on the same Business Day) after delivery of such Contract Files and the Schedule of Contracts (or, if applicable, such amendments or supplements) applicable to such Contract Files, the Custodian shall provide to the Facility Agent ~~and~~, the Collateral Manager and the Lenders a certification (each such certification, a “Certification”), in the form of Exhibit E, to the effect that, as to each Contract File related to a Contract listed on the Schedule of Contracts, as amended or supplemented, based on the Custodian’s examination of the Contract Files for such Contracts, except for variances with respect to the Contract Files (“Exceptions”) noted in a report attached to the Certification (the “Exception Report”), (i) all Contract Files have been delivered and are in the possession of the Custodian for such Contracts (other than those released pursuant to Section 12.4), (ii) all such Contract Files have been reviewed by the Custodian and appear on their face to be regular and to relate to such Contracts, (iii) to the extent Exhibit J provides that original signatures are required, all signatures on such Contract Files appear to be original signatures, (iv) such Contract Files have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall constitute physical alteration), (v) based solely on the Custodian’s examination of the Schedule of Contracts, as amended and supplemented, the information set forth therein is the same as the information set forth in the related Contract Files with respect to, to the extent indicated by the Borrower or Collateral Agent as being applicable, the name of account debtor (obligor), transaction type, date of transaction, commitment amount and original principal amount of obligation, interest rate, and term, and (vi) the Custodian is holding such Contract File for the Facility Agent, on behalf of the Secured Parties, pursuant to this Agreement; provided, however, that if any such statements are, in part or in whole, not true and correct, the Custodian shall detail in the Exception Report any such Exceptions. The Custodian shall also maintain records of the total number of Contract Files that are listed on the Schedule of Contracts but have not been received by the Custodian, and will provide such number of missing Contract Files in the Exception Report.

(b) The Facility Agent shall promptly notify the Custodian (who shall forward to the Lenders), the Collateral Manager and the Borrower, in writing, that either (i) the Exceptions noted in any Exception Report are waived or (ii) the Borrower or the Collateral Manager must cure certain specified Exceptions or all of the Exceptions noted in such Exception Report within thirty (30) days after the date of such notification (it being understood by the parties hereto that the Contract related to any Contract Files as to which an unwaived or uncured Exception exists may not be deemed an Eligible Contract under this Agreement).

(c) ~~[Reserved]~~Subject to Section 10.21, to the extent any original documents as set forth on Exhibit J are unavailable, the Borrower or the Collateral Manager shall deliver to the Custodian a true copy thereof, and the parties agree that such documents may be executed and delivered by electronic signatures and that the electronic signatures appearing on such documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

(d) Notwithstanding any language to the contrary herein, the Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Contract File or (ii) the collectibility, insurability, effectiveness or suitability of any such Contract. The Custodian shall have no obligation to monitor any cure periods for the Collateral Manager or Borrower or to correct any Exceptions. The parties to this Agreement hereby agree that the sole purpose of the Custodian’s review of Contract Files for a Contract pursuant to this Section 12.2 is to confirm receipt of certain Contract Files by confirming certain information contained in the Contract Files as set forth herein. The Custodian’s review of the Contract Files and its certification with respect thereto shall not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rules 17g-10 and 15Ga-2, respectively, as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any recipient of the Custodian’s Certification or Exception Report or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such report, directly or indirectly, with any rating agency or any party not addressed on such report.

(e) During the term of this Agreement, after the issuance of an initial Exception Report attached to a Certification issued by the Custodian in accordance with Section 12.2(a), the Custodian shall make available to the Collateral Manager, the Lenders and the Facility Agent an updated Exception Report within two (2) Business Days after the receipt by the Custodian of a written request therefor.

Section 12.3 Obligations of the Custodian.

(a) The Custodian shall segregate and maintain continuous custody of all Contract Files delivered to the Custodian in accordance with the terms hereof in secure fire-resistant facilities in accordance with customary standards for such custody and shall reflect in its records the security interest of the Secured Parties therein. Each Contract File which comes into the possession of the Custodian (other than documents delivered electronically) shall be maintained in secure and fire-resistant facilities at the office of the Custodian located in Minnesota or at such other offices as shall be specified to the Facility Agent and the Collateral Manager in a written notice at least thirty (30) days prior to such change. Each Contract File delivered to it shall be marked with an appropriate identifying label by the Borrower or the Collateral Manager on its behalf and maintained in such manner so as to permit retrieval and access by the Custodian and, for purposes of facilitating the examination of Contract Files in accordance with Section misconduct as determined by a court of competent jurisdiction, which determination is no longer subject to appeal or review.

(d) The Paying Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document. The Paying Agent shall not be charged with knowledge of any Unmatured Facility Termination Event or Facility Termination Event unless ~~an Authorized~~a Responsible Officer of the Paying Agent receives written notice specifying that an Unmatured Facility Termination Event or Facility Termination Event has occurred from the Borrower, the Collateral Manager, any Lender or any other Secured Party. The receipt and/or delivery of reports and other information (including, without limitation, any Distribution Date Statement) under this Agreement by the Paying Agent containing information relating to events or circumstances which may constitute an Unmatured Facility Termination Event or Facility Termination Event shall not constitute notice or actual or constructive knowledge of an Unmatured Facility Termination Event or Facility Termination Event.

(e) The Borrower agrees to pay to the Paying Agent from time to time such compensation as agreed in writing between the Borrower and the Paying Agent.

(f) The Paying Agent may consult with counsel of its choice with regard to legal questions arising out of or in connection with this Agreement and the advice or opinion of such counsel, selected with due care, shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Paying Agent in good faith and in accordance therewith.

(g) Prior to exercising or honoring any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Paying Agent hereunder) pursuant to this Agreement or other Transaction Document that it reasonably determines might involve it in liability, the Paying Agent may request that the Facility Agent (or such other Person) provide the Paying Agent security or indemnity reasonably acceptable to the Paying Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

(h) The Paying Agent shall not be responsible for the acts or omissions of the Facility Agent, the Borrower, the Collateral Manager, any Lender or any other Person. The Paying Agent does not assume and shall have no responsibility for, and makes no representation as to, monitoring the value of any Borrower Collateral.

(i) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which to Paying Agent shall be a party, or any Person succeeding to the business of the Paying Agent, shall be the successor of the Paying Agent under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(j) If the Paying Agent shall at any time (i) be uncertain as to its duties or rights hereunder, (ii) receive instructions from any of the parties authorized to give instructions which, in the reasonable opinion of the Paying Agent, are in conflict with any of the provisions of this Agreement, or (iii) receive conflicting instructions from the Facility Agent and any other party authorized to give instructions and the conflict between such instructions cannot be resolved by reference to the terms of this Agreement, then in each such case, the Paying Agent shall be entitled to rely on the instructions of the Facility Agent and shall incur no liability for acting in accordance therewith.

(k) If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events the Paying Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree maybe subsequently reversed, modified, annulled, set aside or vacated.

(l) The Paying Agent shall incur no liability nor be responsible to the Borrower or any other Person for delays or failures in performance resulting from acts beyond its control that significantly and adversely affect the Paying Agent’s ability to perform with respect to this Agreement. Such acts shall include, but not be limited to, acts of God, strikes, work stoppages, acts of terrorism, civil or military disturbances, nuclear or natural catastrophes, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(m) In no event shall the Paying Agent be liable for any special, indirect, punitive, incidental or consequential loss or damage of any nature whatsoever arising from any act or omission of the Paying Agent, whether or not the possibility of such damage was disclosed to, or could have been reasonably foreseen by, the Paying Agent and regardless of the form of action.

(n) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of ~~an Authorized~~a Responsible Officer, any Distribution Date Statement, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(o) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Relevant Law”), the Paying Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Paying Agent. Accordingly, each of the parties agrees to provide to the Paying Agent upon its request from time to time such identifying information and documentation

Backup Collateral Manager may assign any of their respective rights or obligations hereunder or any interest herein without the prior written consent of the Majority Lenders.

Section 16.2 Documentation.

In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance. In the case of any permitted assignment of any Commitment (or any portion thereof) or any Advance (or any portion thereof) the assignee shall execute and deliver to the Collateral Manager, the Borrower, the Facility Agent and the Custodian a fully executed assignment thereof or a Joinder Agreement substantially in the form of Exhibit L hereto. If the assignee is not an existing Lender it shall deliver to the Custodian any tax forms and other information requested by the Custodian for purposes of conducting its customary “know your customer” inquiries.

Section 16.3 Rights of Assignee.

Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XVI, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lenders in Section 4.3 and Section 5.1 shall be deemed to apply to such assignee.

Section 16.4 Notice of Assignment by Lenders.

So long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Collateral Manager Default or Collateral Manager Default has occurred and is continuing, no Lender may make any assignment, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) to any Person if such Lender makes a determination that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule), without the prior written consent of the Borrower and TPVC (such consent not to be unreasonably withheld, delayed or conditioned); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder; provided, further, that each Lender shall first offer to sell such interest(s) to each other Lender (pro rata) for a period of ten (10) Business Days prior to offering to any Person that is not an existing Lender. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XVI or otherwise. ~~Notwithstanding any notice or consent requirement herein to the contrary, all the parties hereto hereby consent to any assignment by MUFG Union Bank, N.A. of its Commitment and Advances outstanding, and its role as Joint Lead Arranger, to its affiliate MUFG Bank, Ltd., which will otherwise be documented in accordance with the terms hereof.~~

Commitment: $60,000,000	MUFG ~~UNION~~ BANK, ~~N.A~~LTD., as
Committed Lender

By:
Name:
Title:

By:
Name:
Title:

350 California Street, ~~20th Floor~~Suite 2018
San Francisco, CA 94104
Attention: William Bloore, Managing Director
Email: ~~william.bloore@unionbank.com~~jbloore@us.muf g.jp

Signature Page to Receivables Financing Agreement

Appendix B

(Schedules and Exhibits to Receivables Financing Agreement Amendments)

[Intentionally Omitted]